EXHIBIT 23

                       Independent Auditors' Consent

The Board of Directors
Sealed Air Corporation:

We consent to incorporation by reference in Registration Statement No. 33-41734 on Form S-8, Registration Statement No. 333-341 on Form S-3, Registration Statement No. 333-03985 on Form S-8, Registration Statement No. 33-57441 on Form S-3, Registration Statement No. 33-58843 on Form S-3, Registration Statement No. 333-7297 on Form S-3 and Registration Statement No. 333-7311 on Form S-3 of Sealed Air Corporation of our reports dated January 20, 1997, relating to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ending December 31, 1996, and related schedule, which reports appear in or are incorporated by reference in the December 31, 1996 annual report on Form 10-K of Sealed Air Corporation.



                             s/KPMG Peat Marwick LLP

Short Hills, New Jersey
March 24, 1997